UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 25, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2018, Canbiola, Inc. (the “Company”) filed a Current Report (“Current Report”) announcing that it entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus”) and issued Auctus a convertible promissory note (the “Note”), and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”). In the Current Report, the Company mistakenly disclosed that the Note had a principal amount of US$144,000.00. The correct principal amount of the Note is US$114,000.00. The aforementioned mistake was a Scrivener’s error.

On June 25, 2018, the Company and Auctus amended the conversion price of the Note (the “Amendment”) to be 55% multiplied by the lesser of (i) the lowest trade price or (ii) the closing bid price for the Company’s common stock during the twenty-five (25) trading day period prior to the conversion date. The aforementioned discussion of the Amendment is qualified in its entirety by the provisions of the Amendment, which is attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Amendment to Auctus Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: June 26, 2018	By:	/s/ Marco Alfonsi Marco Alfonsi, CEO